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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________


                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 19, 2004





                               MUZAK HOLDINGS LLC
            (Exact Name of Registrant as Specified in their charter)


           DELAWARE                       333-78573              04-3433730
  (State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708

                    (Address of Principal Executive Offices)



                                 (803) 396-3000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

Muzak LLC is pleased to announce that Lon Otremba has been named Chief Executive Officer, effective April 19, 2004. Otremba joined Muzak in September of 2003 as President and will continue to serve in this capacity in addition to his new role as Chief Executive Officer.


"I am very encouraged with the progress we are making at Muzak. We continue to grow at an impressive rate and are working as a team to achieve greater operational efficiencies. Managing all aspects of our business as efficiently as possible, focusing on delivering a high quality product developed to meet our client's needs, and deploying our sales assets resourcefully are key initiatives during 2004," said Otremba.


Prior to joining Muzak, Otremba was Executive Vice President of America Online's Interactive Marketing Group, responsible for developing and leading the short and long-term strategy and operations for AOL's advertising and e-commerce business turnaround.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    April 19, 2004

                                                  Muzak Holdings LLC

                                                  By: /S/ Lon E. Otremba
                                                     ---------------------------
                                                  Name:  Lon E. Otremba
                                                  Title: Chief Executive Officer
                                                         President